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                                                                     EXHIBIT 5.1

                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046

                                                                     May 2, 2001



Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

         Re: Registration Statement on Form S-3 Relating to 276,348 Shares of
             Common Stock Issuable Upon Exercise of Warrants

Ladies and Gentlemen:

         I am Deputy General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of the issuance of 276,348 shares of Common Stock, $1.00 par value per share (the "Shares") that may be acquired upon exercise of warrants issued by Thermo TerraTech Inc. and assumed by the Company in its merger with Thermo TerraTech Inc. (the "Warrants"). I or a member of the Company's legal department have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of the Company's legal department have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance and sale of the Shares has been duly authorized by the Company.

         3. The Shares, when issued and sold upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law. I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named in the Registration Statement under the caption "LEGAL MATTERS".

                                                Very truly yours,

                                                /s/ John A. Piccione

                                                John A. Piccione
                                                Deputy General Counsel